Exhibit 99.1

TScan Therapeutics Announces Positive Initial Data from Cohort C of Ongoing ALLOHA™ Phase 1 Study Evaluating TSC-101 in Patients with Heme Malignancies Undergoing Allogeneic Hematopoietic Cell Transplantation

11 of 14 patients dosed had complete donor chimerism within ~three weeks of receiving first infusion of TSC-101; an additional two had improving chimerism following TSC-101

TSC-101 continues to be well-tolerated

Company remains on track to enroll their first patient in the Phase 3 ALLOHA-2™ study of TSC-101 this month

Company to host virtual KOL event featuring Ran Reshef, M.D., M.Sc., today, June 22, at 8:30 a.m. ET

WALTHAM, Mass., JUNE 22, 2026 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biotechnology company focused on the development of T cell receptor (TCR)-engineered T cell (TCR-T) therapies for the treatment of patients with cancer, today presented data from Cohort C of the ongoing ALLOHA™ Phase 1 study, evaluating TSC-101 generated with the commercial-ready manufacturing process, in patients with heme malignancies undergoing allogeneic hematopoietic cell transplantation (allo-HCT).

“These data provide important support for our commercial-ready manufacturing process and reinforce our confidence in the consistency and quality of the product candidate being delivered to patients,” said Gavin MacBeath, Ph.D., Chief Executive Officer. “We are very encouraged by the 11 of 14 patients who showed complete donor chimerism approximately three weeks after their first infusion as well as the complete chimerism seen in all 5 patients who were assessed after their second infusion of TSC-101. Furthermore, even in a higher-risk patient population when compared to patients in Cohort A and our control arm, 93% of patients responded to TSC-101 with decreasing recipient chimerism. Taken together, these findings support our planned transition into the pivotal Phase 3 study of TSC-101 this month. We look forward to advancing further development of TSC-101 with the goal of preventing relapse following allo-HCT and improving outcomes for these patients.”

“The initial results from Cohort C continue to exhibit strong clinical efficacy while maintaining a positive safety profile in patients receiving TSC-101 after their standard of care allo-HCT,” said Chrystal U. Louis, M.D., Chief Medical Officer. “This cohort enrolled ahead of schedule and highlights the strong investigator engagement and growing interest in the TSC-101 clinical development program. As relapse remains a leading cause of death following allo-HCT, we are encouraged by the potential of TSC-101 to address residual disease and thereby improve long-term outcomes for patients with heme disorders.”

Key Data Highlights

•	19 patients were enrolled in Cohort C:

•	~90% manufacturing success rate (17/19) with commercial-ready process

•	14/19 patients went to transplant and received their first infusion of TSC-101

•	10/14 patients have received their planned second infusion, and 1/14 patients received a third infusion

•	3/19 patients did not proceed to transplant due to clinical reasons

•	Chimerism data as observed by high sensitivity NGS assay (Alloheme) with assay cut-off of 0.2%:

•	11 of 14 patients achieved complete donor chimerism within ~3 weeks of receiving their first infusion of TSC-101 and 2 of the remaining 3 patients are approaching complete donor chimerism

•	One patient with TP53 mutated AML remained in complete donor chimerism 6 months post-HCT

•	TSC-101 infusions were generally well-tolerated, safety was consistent with Cohort A, and observed adverse events were consistent with post-HCT adverse events.

Virtual Key Opinion Leader (KOL) Event

The Company will host a virtual KOL event featuring Ran Reshef, M.D., M.Sc., today, June 22, 2026, at 8:30 a.m. ET to discuss initial data from Cohort C of the ALLOHA™ Phase 1 study using its commercial-ready manufacturing process, as well as plans and expectations for initiating a pivotal Phase 3 study for TSC-101. The Company will also discuss follow-on product candidates and the market opportunity for the heme program. A replay of the webcast will be available following the call.

Dr. Reshef is the Professor of Medicine and Director of Translational Research, Blood and Marrow Transplantation Program, Director of the Cell Therapy Program at Columbia University Irving Medical Center. Details about attending the event can be found here.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biotechnology company focused on the development of T cell receptor (TCR)-engineered T cell (TCR-T) therapies for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidate is in development for the treatment of patients with hematologic malignancies to prevent relapse following allogeneic hematopoietic cell transplantation (the ALLOHA™ Phase 1 heme trial). The Company is also in early stages of developing methods for in vivo engineering to treat solid tumors. In addition, the Company is applying its target discovery platform to discover novel targets in various T cell-mediated autoimmune disorders.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, expectations, and timing relating to the Company’s hematologic malignancies program, including clinical updates of the ALLOHATM Phase 1 heme trial, data from Cohort C and the implications of such results, presentation of data, enrollment and dosing of patients, clinical trial design and initiation of a pivotal Phase 3 trial for TSC-101; the potential benefits of any of the Company’s proprietary platforms or current or future product candidates in treating patients; and the Company’s goals and strategy. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy product candidates; TScan’s expectations regarding its preclinical studies or clinical trials being predictive of future clinical trial results; TScan’s approved INDs being indicative or predictive of bringing TScan closer to its goal of providing customized TCR-T therapies to treat patients with cancer; the timing of the launch, initiation, progress, expected results and announcements of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s ability to enroll patients for its clinical trials within its expected timeline; TScan’s plans relating to developing and commercializing its TCR-T therapy product candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy product candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates;

the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Investor and Media Contact

Caileigh Dougherty

AVP, Head of Corporate Communications & Investor Relations

857-399-9890

cdougherty@tscan.com